                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:

/X/  Preliminary proxy statement
/ /  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               RESOURCE AMERICA
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               RESOURCE AMERICA
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
       Not Applicable

(2) Aggregate number of securities to which transaction applies:
       Not Applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       Not Applicable

(4) Proposed maximum aggregate value of transaction:
       Not Applicable

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
       Not Applicable

(2) Form, schedule or registration statement no.:
       Not Applicable

(3) Filing party:
       Not Applicable

(4) Date filed:
       Not Applicable

                             RESOURCE AMERICA, INC.
                         1521 Locust Street - Suite 400
                            Philadelphia, PA  19102


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

c                          October 16, 1995



To the Stockholders of RESOURCE AMERICA, INC.:


        Notice is hereby given that a special meeting of stockholders of RESOURCE AMERICA, INC., a Delaware corporation (the "Company"), will be held at 1521 Locust Street, Suite 400, Philadelphia, Pennsylvania 19102, on October 16, 1995 at 9:00 a.m., Philadelphia time, for the following purposes:


         1. To consider and vote on a proposal to amend the Company's Certificate of Incorporation to effect a division of the Company's Common Stock into Class A Common Stock and Class B Common Stock, with currently outstanding shares of Common Stock being designated as Class A Common Stock.

         2. To consider and vote upon a proposal to approve certain amendments to the Company's 1989 Key Employee Stock Option Plan to increase the number of shares reserved for issuance thereunder to 140,000 shares.

         3. To transact such other business as may properly come before the meeting.

         Only stockholders of record on the books of the Company at the close of business on August 18, 1995, will be entitled to notice of and to vote at the meeting or any adjournments thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at the offices of the Company at 1521 Locust Street, Suite 400, Philadelphia, Pennsylvania 19102. The stock transfer books will not be closed.

***************************************************************************
*                                                                         *
*  STOCKHOLDERS CAN HELP AVOID THE NECESSITY AND EXPENSE OF SENDING       *
*  FOLLOW-UP LETTERS TO ASSURE A QUORUM BY PROMPTLY RETURNING THE         *
*  ENCLOSED PROXY.  THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE   *
*  AND YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS USE.            *
*                                                                         *
***************************************************************************



                                       By order of the Board of Directors,



                                       Michael L. Staines, Secretary


September 20, 1995

                             RESOURCE AMERICA, INC.
                         1521 Locust Street - Suite 400
                            Philadelphia, PA  19102

                                ________________

                                PROXY STATEMENT
                        SPECIAL MEETING OF STOCKHOLDERS

                                ________________

                                    GENERAL

INTRODUCTION
------------

        The special meeting of stockholders of Resource America, Inc. (the "Company") will be held on October 16, 1995 at 1521 Locust Street, Suite 400, Philadelphia, Pennsylvania 19102, at 9:00 a.m., Philadelphia time, for the purposes set forth in the accompanying notice. Only stockholders of record at the close of business on August 18, 1995 will be entitled to notice of and to vote at such meeting.

         This statement is furnished in connection with the solicitation by Company management of proxies from holders of Common Stock to be used at such meeting, and at any and all adjournments thereof. Proxies in the accompanying form, properly executed and duly returned to the Company, and not revoked, will be voted at the meeting and any and all adjournments thereof.

        This proxy statement and the accompanying form of proxy are being sent on or about September 20, 1995, to stockholders of record on August 18, 1995.


REVOCATION OF PROXY
-------------------

         If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked at any time prior to its exercise by giving written notice of revocation to the Secretary of the Company at its Philadelphia address stated herein, by submitting a later dated proxy, or by attending the meeting and voting in person.

EXPENSES AND MANNER OF SOLICITATION
-----------------------------------

         The cost of soliciting proxies, which is not expected to exceed $15,000, will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegraph, and by directors, officers and regular employees of the Company, without special compensation therefor. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Company's Common Stock.

                             VOTING AT THE MEETING

         As of the close of business on August 18, 1995, the Company had an authorized capitalization of 4,500,000 shares, consisting of 3,500,000 shares of common stock, par value $.01 per share ("Common Stock" OR "Common Shares"), and 1,000,000 shares of preferred stock, par value $1.00 per share ("Preferred Stock" OR "Preferred Shares"). Of such authorized capitalization, 665,473 shares of Common stock were outstanding as of the date hereof. There are no outstanding shares of Preferred Stock. At the special meeting, the holders of Common Stock will be entitled to one vote per share on each matter of business properly brought before the meeting.

         The presence in person or by proxy of holders of the Company's outstanding Common Stock representing not less than a majority of the outstanding shares of Common Stock will constitute a quorum. The affirmative vote of a majority of the shares of Common Stock outstanding on the record date will be necessary for the approval of the proposed amendment to the Company's Certificate of Incorporation to divide the Company's common stock into two classes. The affirmative vote of a majority of the shares of Common Stock present and voting (assuming a quorum is present) will be necessary for approval of the proposed amendments to the 1989 Key Employee Stock Option Plan (the "Plan"), and all other business properly brought before the meeting by the Board of Directors.

        Abstentions may be specified on each of the foregoing proposals. Abstentions will be considered present for purposes of determining the presence of a quorum, but as unvoted on the particular proposal. Abstentions will have the same effect as a negative vote because the approval of the proposed amendment to the Certificate of Incorporation requires the affirmative vote of not less than a majority of the outstanding shares of Common Stock, and the approval of the proposed amendments to the Plan require approval of a majority of the shares of Common Stock present at the Special Meeting (assuming a quorum is present).


        Brokers that are member firms of the New York Stock Exchange and who hold shares in street name for customers have the discretion to vote those shares with respect to certain matters if they have not received instructions from the beneficial owners. Brokers will not have such discretionary authority with respect to either of the proposals to be voted upon at the Special Meeting. A failure by brokers to vote shares held by them in street name will mean that such shares will not be counted for the purposes of establishing a quorum and will not be voted. Accordingly, such broker non-votes will have the same effect as a negative vote with respect to the proposed amendment to the Company's Certificate of Incorporation, but (except for purposes of establishing a quorum) no effect with respect to the proposed amendment to the Plan.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND DIRECTORS

         The following table sets forth the number and percentage of shares of Common Stock owned by (a) each person who, to the knowledge of the Company, is the beneficial owner of 5% or more of the outstanding shares of Common Stock;
(b) each of the Company's present directors; (c) each of the Company's executive officers; and (d) each of the executive officers and directors or partners of any partnership, corporation or other entity, if any, ultimately in control of the Company. This information is reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days.

Beneficial                                          Amount                             Percent
   Owner                                           Owned(a)(b)                         of Class
----------                                         -----------                         --------
Bryn Mawr Resources, Inc.                           207,701 (c)                          31.21
1521 Locust Street
Philadelphia, PA  19102

J.W. Straker Trust                                   62,722                               9.43
4120 Harbour Oaks Court
Bonita Bay
Bonita Springs, FL  33923

Resource America Employee                            54,021 (d)                           8.12
 Stock Ownership Plan
2876 South Arlington Road
Akron, OH  44312

B & C Investments, Inc.                              34,550 (e)                           5.19
1521 Locust Street
Philadelphia, PA  19102

Physicians Insurance Company                        284,465 (b)                          29.95(b)
 of Ohio
13515 Yarmouth Drive, N.W.
Pickerington, OH  43147


Beneficial                                          Amount                              Percent
   Owner                                           Owned(a)(b)                          of Class
----------                                         -----------                          --------
DIRECTORS

Carlos C. Campbell                                        10                                .00
Edward E. Cohen                                      280,763 (c)(d)(e)                    41.26
                                                             (g)(h)
John R. Hart                                         284,465 (b)                          29.95
Andrew M. Lubin                                          100                                .00
Alan D. Schreiber, M.D.                                1,200                                .18
Michael L. Staines                                     8,292 (g)(h)(i)                     1.24
John S. White                                            -0-                                .00

EXECUTIVE OFFICERS

Freddie M. Kotek                                         -0-                                .00
Nancy J. McGurk                                        4,582 (f)(g)(h)                      .69
Scott F. Schaeffer                                     5,668 (g)(h)                         .85
Jeffrey C. Simmons                                     2,444 (f)                            .37

All present officers and
directors as a group                                 587,524 (b)(c)(d)(e)
(11 persons)                                                 (f)(g)(h)(i)                 60.20

         (a) Except as otherwise indicated, shares are owned of record and each owner has sole voting and investment power. Share ownership is as of August 18, 1995.

         (b) Physicians Insurance Company of Ohio ("PICO") acquired warrants to purchase 284,465 shares of Common Stock of the Company in four (4) separate transactions: (i) on May 25, 1994, PICO acquired warrants to purchase 160,000 shares of Common Stock of the Company at a price of $9.50 per share in conjunction with its purchase of an $8 million senior secured note from the Company; (ii) on December 21, 1994, PICO acquired warrants to purchase 40,000 shares of the Common Stock of the Company at a price of $9.50 per share in conjunction with its purchase from the Company of a real estate mortgage; (iii) on June 1, 1995, PICO acquired warrants to purchase 49,275 shares of Common Stock of the Company at a price of $11.72 per share in conjunction with its purchase from the Company of a senior participation in each of several real estate mortgages; and (iv) on June 20, 1995, PICO acquired warrants to purchase 35,190 shares of Common Stock of the Company at a price of $11.75 per share in conjunction with its purchase from the Company of a senior participation in each of several real estate mortgages. With respect to items (iii) and (iv), above, the warrants so issued were part of a commitment by the Company to issue warrants to purchase up to 150,000 shares of Common Stock as and to the extent PICO provides certain mortgage financing to the Company. See "Proposal to Amend the Company's Certificate of Incorporation to Effect a Division of

Its Common Stock into Two Classes - Background and Reasons." Acquisition of the shares underlying the warrants currently outstanding would result in an additional $2.9 million payment to the Company and would result in PICO's direct ownership of 29.95% of the Company's then outstanding Common Stock. Mr. Hart is an officer and director of PICO and, accordingly, has shared power with the other directors of PICO to vote and dispose of any shares acquired by PICO by exercise of the foregoing warrants.

         (c) Includes the 207,701 shares of Common Stock beneficially owned by Bryn Mawr Resources, Inc. ("Bryn Mawr") and held of record by Bryn Mawr Holdings, Inc., a subsidiary of Bryn Mawr. Bryn Mawr has filed Schedule 13D with the Securities and Exchange Commission concerning its ownership of the Company's Common Stock. Mr. Cohen is an officer, director and principal shareholder of Bryn Mawr.
         (d) Includes 54,021 shares held in the name of the Resource America, Inc. 1989 Employee Stock Ownership Trust of which Mr. Cohen is the Trustee, and with respect to which Mr. Cohen has voting power for unallocated shares. Such trust has allocated 35,838 shares to the accounts of eligible employees, with respect to which such employees hold voting power. See note
(h).

        (e) Mr. Cohen, the sole director and a principal shareholder of B&C Investments, Inc., has sole voting and dispositive power with respect to the 34,500 shares of Common Stock held by it. Such shares are also included in the shares of Common Stock held by Mr. Cohen.

         (f) Includes shares allocated under the Resource Exploration, Inc. Employee Savings Plan in the amount of: Ms. McGurk - 1,452 shares and Mr. Simmons - 756 shares as to which each has voting power.
         (g) Includes shares issuable on exercise of options granted in 1993 under the Plan of: 15,000 shares to Mr. Cohen, 5,000 shares to Mr. Schaeffer, 3,000 shares to Mr. Staines and 1,000 shares to Ms. McGurk (see "Compensation of Executive Officers and Directors").
         (h) Includes shares allocated under the 1989 Employee Stock Ownership Trust in the amounts of: Mr. Cohen - 5,311 shares; Mr. Staines - 3,292 shares; Mr. Schaeffer - 668 shares; Ms. McGurk - 2,130 shares and Mr. Simmons - 1,688 shares.
         (i) Includes 2,000 shares issuable on exercise of options granted to Mr. Staines in 1993 under the 1984 Key Employee Stock Option Plan.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE OFFICERS
------------------

         The following tables set forth certain information concerning the compensation paid or accrued during each of the last three fiscal years by the Company and its subsidiaries to the Company's Chief Executive Officer and each of the Company's other most highly compensated executive officers whose aggregate salary and bonus (including amounts of salary and bonus foregone to receive non-cash compensation) exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                    Annual Compensation                                   Long-Term
                                   ---------------------                       --------------------------------
Compensation
----------------
Name and                                                         Restricted                    Securities
Principal              Fiscal                                      Stock       Underlying       LTIP         All
Position                Year       Salary    Bonus    Other        Award (1)                   Options (2)
---------              ------      ------    -----    -----      --------                      --------
Payouts                Other
-------                -----
Edward E. Cohen        1994        $ 97,500   $59,000   $0          $13,966             0          $0         $0
 Chairman and Chief    1993         150,000         0    0            8,759        30,000           0          0
 Executive Officer     1992         250,000         0    0           10,351             0           0          0

Francis J. Bagnell     1994         143,500    59,000    0           18,060             0           0          0
 President and Chief   1993         150,000         0    0            8,759        20,000           0          0
 Operating Officer(3)  1992         150,000         0    0            7,831             0           0          0

Michael L. Staines     1994         105,000         0    0            9,368             0           0          0
 Sr. Vice President    1993         105,000         0    0            6,125        10,000           0          0
 and Secretary         1992         102,917         0    0            5,373             0           0          0


         (1) Reflects shares awarded under the Company's Employee Stock Ownership Plan, valued at the closing price of the Company's Common Stock at September 30, of each year ($13.25 per share, $8.75 per share and $8.25 per share for fiscal years 1994, 1993 and 1992, respectively) and assumed to be fully vested. Messrs. Cohen, Bagnell and Staines were 80% vested as of September 30, 1994, and (except for shares attributable to Mr. Bagnell; see note 3, below) will vest an additional 20% in the next year.
         (2) Options awarded include options for 17,500, 17,500 and 10,000 shares repriced during 1993 for Messrs. Cohen, Bagnell and Staines, respectively. Total options held at September 30, 1994, for Messrs. Cohen, Bagnell and Staines are 30,000, 20,000 and 10,000, respectively, of which 25% were vested and exercisable as of such date. An additional 25% will vest on April 20 of each year. With respect to Mr. Bagnell, see note 3, below.

        (3) Subsequent to the Company's 1994 fiscal year end, Mr. Bagnell died and his office as President was assumed by Mr. Cohen. As of the date of Mr. Bagnell's death, 50% of his options were vested; the remaining options terminated upon his death. See note (2), above.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR END OPTION VALUES TABLE

                                                                                                 Value of
                                                                      Number of                  Unexercised
                                                                      Unexercised                In-the-Money
                                                                        Options                    Options
                                   Shares                              at Fiscal                  at Fiscal
                                   Acquired                            Year End                   Year End
                                     on               Value           Exercisable/               Exercisable/
Name                    Year       Exercise          Realized         Unexercisable              Unexercisable
----                    ----       --------          --------         -------------              -------------
Edward E. Cohen         1994          0                 $0             7,500/22,500            $35,400/$106,200
 Chairman and Chief
 Executive Officer

Francis J. Bagnell      1994          0                  0             5,000/15,000             $27,500/$82,500
 President and Chief
 Operating Officer

Michael L. Staines      1994          0                  0             2,500/7,500              $13,750/$41,250
 Sr. Vice President
 and Secretary

         No stock options were awarded to any directors, executive officers or other employees of the Company during fiscal year 1994.

DIRECTORS
---------

         Each director who does not serve as an officer of the Company is paid a retainer of $500 per month. Each non-employee director who is a chairman of a committee of the Board of Directors is paid an additional retainer of $500 per month. Each non-employee director who is a member of a committee of the Board of Directors, but not its chairman, is paid $500 per meeting. A total of $52,500 was paid to five directors during 1994 for attendance at Board and committee meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
----------------------------------------------

        Mr. Campbell is the sole stockholder of a firm which from time to time provides management consulting services to the Company. The Company did not utilize the services of such firm during fiscal 1994. Mr. Cohen is of counsel to Ledgewood Law Firm, P.C., a law firm which from time to time provides legal services to the Company. Such firm was paid $464,000 during fiscal year 1994 for legal services, primarily related to the purchase of real estate mortgages and the placement of an $8,000,000 senior secured note.

                                  PROPOSAL TO
                AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION
                          TO EFFECT A DIVISION OF ITS
                         COMMON STOCK INTO TWO CLASSES

GENERAL
-------

         The Board of Directors of the Company, on July 25, 1995, unanimously adopted a resolution that approves, and submits to the stockholders for their approval, a proposal that would amend the Certificate of Incorporation of the Company to effect a division of the Company's Common Stock into two classes, Class A Common Stock and Class B Common Stock. The Company's existing Common Stock would be designated as Class A Common Stock.

        As of the close of business on August 18, 1995 (the record date), and as of the date hereof, the Company had an authorized capitalization of 4,500,000 shares, consisting of 3,500,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. Of such authorized capitalization, 665,473 shares of Common Stock were outstanding as of the date hereof. There are no outstanding shares of Preferred Stock. The Company has 70,000 shares of Common Stock reserved for issuance pursuant to outstanding employee options and 284,465 shares of Common Stock reserved for issuance pursuant to outstanding warrants held by PICO. The Company has reserved an additional 65,535 shares of Common Stock in connection with the warrants to purchase Common Stock which may be issued to PICO in connection with future financings. See "Security Ownership of Certain Beneficial Owners and Directors," note (b) and "Background and Reasons," below. Accordingly, there are currently 2,414,527 authorized but unissued shares of Common Stock not reserved for any specific use which are available for future issuances. In the event of approval of the proposal to amend the Plan (see "Proposal to Amend the Company's 1989 Key Employee Stock Option Plan") an additional 70,000 shares of Common Stock will be reserved for issuance. If the proposed amendment to the Company's Certificate of Incorporation is approved, the shares reserved in connection with PICO warrants will be reserved from Class B Common Stock and the shares reserved for employee options will be reserved from the Class A Common Stock.


        Except as set forth above with respect to employee options and PICO warrants, the Company has no plans, options, warrants, contractual commitments or other arrangements, and is considering no proposals, for the issuance of shares from either class of Common Stock. There can be no assurance that the Company will not develop such plans or proposals in the future.

        Adoption of the proposed amendment will not increase the number of authorized shares of Common Stock or Preferred Stock. The proposed amendment will only allocate the currently authorized 3,500,000 shares of Common Stock between Class A Common Stock (which will have 2,500,000 authorized shares) and Class B Common Stock (which will have 1,000,000 authorized shares).


        Under the terms of the proposed amendment, the Class A Common Stock and Class B Common Stock will have the same relative rights and preferences and will vote together in all matters except for the election of directors. In the election of directors, so long as there are any shares of Class A Common Stock issued and outstanding, the holders of Class B Common Stock, voting separately, shall be entitled to elect a number of directors being one less than the number of directors elected by the holders of Class A Common Stock, provided, however, if there are no shares of Class B Common Stock outstanding, all directors shall be elected by the holders of Class A Common Stock, and provided further that if the number of shares of Class A Common Stock issued and outstanding exceeds the number of shares of Class B Common Stock issued and outstanding, the number of directors which the holders of Class B Common Stock are entitled to elect (subject to the limitation first above stated) shall be equal to the total number of all directors multiplied by the ratio of outstanding shares of Class B Common Stock to the total number of outstanding shares of Common Stock of both classes, with such product rounded down to the nearest whole number. As an example of the application of the foregoing formula, as of the date hereof and assuming the conversion of all outstanding PICO warrants into Class B Common Stock, the Company would have outstanding 949,938 shares of Common Stock consisting of 665,473 shares of Class A Common Stock and 284,465 shares of Class B Common Stock. Accordingly, since the Board of Directors of the Company currently consists of seven directors, the holders of Class B Common Stock would be entitled to elect two directors (calculated as 284,465 divided by 949,938, multiplied by seven directors which equals 2.096, which is then rounded down to two directors) and the holders of Class A Common Stock would be entitled to elect five directors. If the number of shares of Class B Common Stock outstanding were to increase to a number greater than the number of shares of Class A Common Stock outstanding, then the number of directors electable by the Class B Common Stock in the foregoing example would only be three since, as described above, the proposed amendment limits the number of directors electable by the Class B Common Stock to one director less than the number of directors electable by the Class A Common Stock.


         Where the board of directors of the Company is divided into classes of directors (which it is currently), the positions of the directors electable by the Class B Common Stock (i) shall be allocated equally among the classes of directors in inverse order of the initially established dates of expiration of the terms of such classes and (ii) if the number of directors electable by the Class B Common Stock is greater than the number of classes of directors (but not evenly divisible thereby), then the positions of such directors shall be allocated equally among the classes of directors until there remains a number of unallocated director positions which is less than the number of classes, and such unallocated director positions shall be allocated to classes as set forth in clause (i). Allocations of director positions due to an increase in the number of directors electable by the Class B Common Stock shall be made as if prior allocations were made as part of the new allocation. Termination of director positions due to a decrease in the number of directors electable by the Class B Common Stock shall be done in inverse order of establishment of such positions or, if the number of positions to be terminated is less than the number of positions established at a particular time, then in inverse order of the dates of termination of the class terms, and in all other cases by lot.

        The Company currently has three classes of directors, whose initial terms expired or expire in 1994 (Class A), 1995 (Class B) and 1996 (Class C) and whose current terms expire in 1997 (Class A), 1998 (Class B) and 1996 (Class C, whose initial and current term expirations are the same as of the date hereof). Thus, in the example in the previous paragraph where holders of Class B Common Stock are entitled to elect two directors, one director would be allocated to Class C and one to Class B, since these classes have the latest initial term expiration dates. If the number of directors which the holders of Class B Common Stock are entitled to elect is increased to three directors, the third director would be allocated to Class A (the class with the initial term next preceding the classes to which directors electable by the Class B Common Stock have theretofore been allocated). If the number of directors electable by the Class B Common Stock were thereafter to be reduced to two, the Class A director position would first be terminated (since it was the last such position established). If the number of director positions were to be further reduced to one, then the Class B director position would be terminated (since, in this example, its current term expires after the Class C director's current term).

         Class B Common Stock will automatically merge with Class A Common Stock on the earlier to occur of (i) a change in control of the Company (as such term is defined below); (ii) the effective date of an offering of either class of Common Stock pursuant to a registration statement filed under the Securities Act of 1933; (iii) a material monetary default under any loan obligation of the Company; (iv) the later to occur of May 1, 2001 or four years following exercise of one or more warrants pursuant to which Class B Common Stock was issued (see, "Background and Reasons," below); (v) the death of Edward E. Cohen, an officer, director and principal stockholder of the Company; (vi) the disability of Mr. Cohen such that he is incapable of discharging his duties as an officer of the Company; (vii) the resignation or removal of Mr. Cohen as an officer and director of the Company; (viii) a reduction in the aggregate number of shares of common stock of all classes held by Mr. Cohen in either the Company or Bryn Mawr (see "Security Ownership of Certain Beneficial Owners and Directors"), either beneficially or of record (excluding shares of Common Stock held by the Company's Employee Stock Ownership Trust), to an amount less than 75% of the amount currently held by him as of August 15, 1995 (provided that, for these purposes, shares transferred by Mr. Cohen to family members or other affiliates shall be deemed to be held by Mr. Cohen); (ix) the sale, transfer or other conveyance by Mr. Cohen of all or substantially all of the aggregate voting rights in common stock in the Company and Bryn Mawr held by him of record, or beneficially (with power to direct voting), to one or more unaffiliated third parties for a period in excess of one year; or (x) the filing by the Company of a petition under Chapters 7 or 11 of the United States Bankruptcy Code. A change of control of the Company means (i) an acquisition by any person (other than family members or other affiliates of Mr. Cohen) of 50% or more of the shares of Class A Common Stock without approval of a majority of the incumbent board of directors, including a majority of the directors elected by the Class A Common Stock; (ii) a change in the composition of a majority of the directors elected by the Class A Common Stock from the composition on August 1, 1995 except changes approved by a majority of directors comprising the incumbent board, including a majority of the directors elected by the Class A Common Stock; and
(iii) acquisition of 50% or more of the voting securities of Bryn Mawr by any person (other than family members or other affiliates of Mr. Cohen) without approval of a majority of the incumbent board of directors of Bryn Mawr.

BACKGROUND AND REASONS
----------------------

        During the past four years, the Company has pursued a policy of expanding its real estate finance activities, particularly the purchase of discounted real estate mortgage loans. However, the Company has not had sufficient current assets or cash flow to purchase all of the investment opportunities it has identified. Accordingly, in 1993, the Company determined that it would be in its best interests to increase the funds it had available for investment by seeking outside financing. Accordingly, in May 1994, the Company sold to PICO an $8 million senior secured note. In consideration for its purchase of the senior secured note, PICO received warrants to purchase 160,000 shares of the Company's Common Stock at an exercise price of $9.50 per share (the then-current market price). In December 1994, to generate additional investment funds, PICO refinanced a portion of a mortgage held by the Company which resulted in the Company receiving cash substantially in
excess of the Company's cost.   The portion of the Company's mortgage which was
not refinanced was subordinated to PICO's position. The Company issued to PICO warrants to purchase 40,000 shares of the Company's Common Stock at an exercise price of $9.50 per share as part of the transaction.


        By the end of the second quarter of the Company's 1995 fiscal year, the Company had invested virtually all of the proceeds of the senior secured note and the mortgage sale, but still had available several attractive investment opportunities. PICO, desiring to invest additional funds of its own, agreed in May 1995 to provide up to $10,000,000 in first mortgage financing to properties on which the Company currently holds mortgages or as to which it may acquire mortgages in the future. Under the terms of the financing, the proceeds have been or will be used principally to reduce the mortgage indebtedness held by the Company, thereby providing additional investment funds to the Company. The Company anticipates that each of these refinancings will provide cash to the Company in excess of its allocated cost basis in the mortgages, or portions thereof, refinanced. The unpaid balance or the mortgage indebtedness held by the Company will be subordinated to payment of debt service to PICO. In the event of a default in the payment of debt service to PICO, PICO has the right to require the Company to replace the defaulted debt with a performing loan of substantially the same economic terms and principal balance.


        In consideration for PICO's participation in these refinancings, the Company committed to issue PICO warrants to purchase up to 150,000 shares of Class B Common Stock in addition to the warrants to purchase 200,000 shares of Common Stock referred to above. To date, of the warrants to purchase 150,000 shares referred to above, warrants to purchase 84,465 shares have been issued. See note (b)(iii) and (iv) to "Security Ownership of Certain Beneficial Owners and Management." The Company has further agreed that the Common Stock issuable pursuant to PICO's warrants to purchase 200,000 shares of Common Stock, referred to above, will be with respect to Class B Common Stock. The Company at present has no authorized Class B Common Stock, and the proposed amendment to the Company's Certificate of Incorporation to authorize such shares will permit the Company to comply with its undertaking. In the event that the proposed division is not approved, PICO's warrants will become exercisable for the Company's Common Stock (without designation as to class).

        There are currently no outstanding shares of Class B Common Stock and, upon approval of the division of the Company's Common Stock into classes, PICO will be the only person with the right to obtain Class B Common Stock through exercise of warrants or otherwise. Accordingly, the proposed division will permit PICO to directly elect directors in proportion to the number of shares of Class B Common Stock it purchases when, as and if PICO exercises its warrants, subject to the limitations described in "General," above. Without the proposed division, PICO would vote any shares purchased upon exercise of its warrants in conjunction with all other holders of Common Stock and would have no direct election rights. The Company is not limited in the persons to whom Class B Common Stock may be issued and, accordingly, has the right to issue shares of Class B Common Stock to other persons (although it does not have a present intent to do so) which would dilute PICO's direct election rights. Mr. Hart, a director and officer of PICO, is currently a director of the Company.

                        PROPOSAL TO AMEND THE COMPANY'S
                      1989 KEY EMPLOYEE STOCK OPTION PLAN

GENERAL
-------
         The Board of Directors has unanimously approved the submission to the stockholders of a proposal to amend the Plan to increase the number of shares as to which options may be granted from 70,000 shares to 140,000 shares. Since the 1989 adoption of the Plan, options have been granted with respect to all of the 70,000 currently authorized shares. Accordingly, unless the number of shares issuable under the Plan is increased (or a new plan authorized), the Board will be unable to grant further options to key employees of the Company. In approving submission to the stockholders of the proposed increase in the number of shares subject to the Plan, the Board expressed its belief that the grant of stock options to its key employees not only provides the Company with an enhanced mechanism for compensating such employees on the basis of individual and corporate performance, it also aligns the interest of key employees more closely with the stockholders of the Company and is an incentive for such employees to maximize shareholder value.

THE PLAN
--------
         Under the Plan, 70,000 shares (140,000 shares assuming approval of the proposal) (the "Shares") of Common Stock of the Company have been reserved and are available at the discretion of the Compensation Committee (the "Committee") of the Board for grants of Incentive Stock Options under Section 422A of the Code, Non-Qualified Stock Options (collectively, the "Options") and Stock Appreciate Rights ("SARs") to any employee (whether or not an executive officer or director) of the Company whose initiative and effort, in the opinion of the Committee, has contributed or may contribute to the Company's success.

         From time to time, the Committee may designate from among the eligible employees of the Company those persons to whom Options or SARs shall be granted. The terms of the grant are fixed by the Committee in an agreement in the form approved by the Committee. In the case of incentive stock options, the option price shall not be less than one hundred percent (100%) of the fair market value of the Shares on the day the option is granted; provided, however, any incentive stock option granted to an eligible employee, who at the time of the grant is deemed for purposes of Section 422A of the Code to own shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, shall be granted at an option price of at least one hundred ten percent (110%) of the fair market value of such shares. In the case of non-qualified stock options, the Committee may set the option price as it deems appropriate. The term of an Option expires on a date fixed by the Committee at the date of the grant, which in no event shall exceed ten years. To the extent that the aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year exceeds $100,000, such options are required to be treated as options which are not incentive stock options.

         The Plan also gives the Committee the discretion to grant to optionees SARs on such terms and conditions as it deems appropriate. An SAR will allow an optionee to receive payment from the Company in an amount equal to the excess of the aggregate fair market value of the shares under the option at the time of exercise over the fair market value at the time of grant for the number of shares designated by the Committee. Under the Plan, payment may be made or provided for by the Committee through a grant of cash, shares, or a combination of shares and cash.

         The Plan may be amended, modified or terminated at any time by action of the Committee and, by action of the Committee with the consent of the optionee, any outstanding Option agreement may be amended, modified or terminated. However, the Company may not, without further stockholder approval, increase the total number of shares as to which Options may be granted, change the class of employees to whom Options may be granted, or materially increase the benefits accruing to participants under the Plan. By its terms, the Plan will expire on October 31, 1999, but such expiration will not affect Options then outstanding.

                      ANNUAL REPORT, REPORT ON FORM 10-QSB
                           AND REPORT ON FORM 10-KSB

         Stockholders of record on August 18, 1995, and beneficial owners of the Company's Common Stock on that date, may obtain from the Company, without charge, a copy of the Company's most recent Annual Report to Shareholders and a copy of the Company's Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed with the Securities and Exchange Commission, exclusive of the exhibits thereto, by a request therefor in writing. Such requests should be directed to the Company at its Philadelphia address stated herein, and to the attention of the Secretary. Beneficial owners shall include in their written requests a good faith representation that they were beneficial owners of the Company's Common Stock on August 18, 1995.

                                 OTHER MATTERS

         As of the date of this proxy statement, the Board does not intend to present and has not been informed that any other person intends to present any other matters for action at the special meeting. However, if other matters do properly come before the meeting, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment.

         Except as hereinabove stated, all shares represented by valid proxies received will be voted in accordance with the provisions of the proxy.

                                             By order of the Board of Directors,



                                             Michael L. Staines, Secretary


September 20, 1995

                                   EXHIBIT A
                                   ---------

                             PROPOSED AMENDMENT TO
                          CERTIFICATE OF INCORPORATION


         On July 25, 1995, the Board of Directors of Resource America, Inc. (the "Company") unanimously adopted a resolution recommending the submission of the following resolutions to the stockholders of the Company for their approval:

         "RESOLVED, that the first paragraph of Article IV ("Article IV") of the Company's Certificate of Incorporation, as heretofore amended (the "Certificate"), be further amended to read in its entirety as follows:

         "The total number of shares of capital stock which the Corporation shall have authority to issue is four million five hundred thousand (4,500,000), of which two million (2,000,000) shall be shares of Class A Common Stock (hereinafter called "Class A Common Stock"), with a par value of one cent ($.01) per share, one million five hundred thousand (1,500,000) shall be shares of Class B Common Stock (hereinafter called "Class B Common Stock") (Class A Common Stock and Class B Common Stock are hereinafter sometimes collectively called "Common Stock"), with a par value of one cent ($.01) per share and one million (1,000,000) shall be shares of Preferred Stock (hereinafter call "Preferred Stock"), with a par value of one dollar ($1.00) per share."; and further

         RESOLVED, that Article IV be further amended by adding the following as a new subparagraph 1, with all subsequent subparagraphs being renumbered accordingly:

                 "1.      The rights, preferences and limitations of all of the
         shares of Class A Common Stock and Class B Common Stock shall be identical except for the following:

                          (i) Subject to subparagraph 1(ii), below, at all shareholder's meetings for the election of directors, the holders of Class A Common Stock, voting separately, shall be entitled to elect a majority of the directors.

                          (ii) So long as there are any shares of Class A Common Stock issued and outstanding, at all shareholders' meeting for the election of directors, the holders of Class B Common Stock, voting separately, shall be entitled to elect a number of directors being one (1) less than the number of directors elected by Class A Common Stock, provided, however, if there are no shares of Class B Common Stock outstanding, all directors shall be elected by the holders of Class A Common Stock, and provided further that if the number of shares of Class A Common Stock issued and outstanding exceeds the number of shares of Class B Common Stock issued and outstanding, the number of directors which the holders of Class B Common Stock are entitled to elect hereunder (subject, however to the limitation first above stated in this subparagraph 1(ii)) shall be equal to the total number of all directors multiplied by the ratio of outstanding shares of Class B Common Stock to the total number of outstanding shares of Common Stock of both classes, with such product rounded down to the nearest whole number.

                          (iii)  Where the board of directors of the
         Corporation is divided into classes of directors, the positions of the directors electable by the Class B Common Stock (a) shall be allocated equally among the classes of directors in inverse order of the initially established dates of expiration of terms of such classes and
         (b) if the number of directors electable by the Class B Common Stock is greater than the number of classes of directors (but not evenly divisible thereby), then the positions of such directors shall be allocated equally among the classes of directors until there remains a number of unallocated director positions which is less than the number of classes, and such unallocated director positions shall be allocated to classes as set forth in clause (a). Allocations of director positions due to an increase in the number of directors electable by the Class B Common Stock shall be made as if prior allocations were made as part of the new allocation. Termination of director positions due to a decrease in the number of directors electable by the Class B Common Stock shall be done in inverse order of establishment of such positions or, if the number of positions to be terminated is less than the number of positions established at a particular time, then in inverse order of the dates of termination of the class terms, and in all other cases by lot.

                          (iv) The shares of Class B Common Stock will be automatically converted into Class A Common Stock upon the first to occur of the following events: (A) a Change in Control (as such term is hereinafter defined) of the Corporation; (B) the date on which the Securities and Exchange Commission declares effective a registration statement filed by the Company under the Securities Act of 1933, as amended (the "1933 Act") with respect to the offer and sale of either class of Common Stock, except for a registration statement on Form S-8 (relating to an offering of securities pursuant to employee benefit plans); (C) a material monetary default by the Company under any of its loan obligations; (D) the later to occur of May 1, 2001 or four years following exercise of one or more Warrants (as such term is defined below); (E) the death of Edward E. Cohen ("Cohen"), (F) the disability of Cohen such that he is incapable of discharging his duties as an officer of the Company provided that such disability shall operate continuously for a period of not less than one hundred eighty (180) days; (G) the resignation or removal of Cohen as an officer and director of the Company; (H) a reduction in the aggregate number of shares of Common Stock of all classes held by Cohen directly or indirectly to an amount less than 75% of the amount held by him as of August 15, 1995 (provided that, for these purposes, shares transferred by Cohen to his spouse or their children, or to entities of which fifty percent (50%) or more of the equity or beneficial interest is owned by one or more of Cohen, his spouse or their children ("Family Members") or to other affiliates as such term is defined under the 1933 Act shall be deemed to be held by Cohen); (I) the sale, transfer or other conveyance by Cohen of all or substantially all of the aggregate voting rights in common stock in the Corporation and Bryn Mawr Resources, Inc. ("Bryn Mawr") held by him of record, or beneficially (with power to direct voting), to one or more unaffiliated third parties for a period in excess of one year; or (I) the filing by the Corporation of a petition under Chapters 7 or 11 of the United States Bankruptcy Code. For purposes of this subparagraph 1(iii), a Change of Control of the Corporation means (X) an acquisition by any person (other than Family Members or other affiliates of Cohen) of 50% or more of the shares of Class A Common Stock without approval of a majority of the incumbent board of directors of the Corporation, including a majority of the directors elected by the Class A Common Stock; (Y) a change in the composition of a majority of the directors elected by the Class A Common Stock from the composition on August 1, 1995 except changes approved by a majority of directors comprising the incumbent board, including a majority of the directors elected by the Class A Common Stock; and (Z) acquisition of 50% or more of the voting securities of Bryn Mawr by any person (other than Family Members or affiliates of Cohen) without approval of a majority of the then incumbent board of directors of Bryn Mawr. For purposes of clause (H) of this subparagraph 1(iii), Cohen shall be deemed to hold, directly or indirectly, shares of Common Stock held by Bryn Mawr, B&C Investments, Inc. ("B&C") (or their successors in interest) or other entities in which he, either by himself or in combination with or through Family Members or affiliates, owns fifty percent (50%) or more of the equity of beneficial interest; provided, however, that Cohen's indirect interest in shares of Common Stock held by Bryn Mawr or B&C shall be proportionate to his equity interest in Bryn Mawr and B&C. For purposes of clause (C) of this subparagraph 1(iii), Warrants shall mean those warrants for the purchase of up to 350,000 shares of the Corporation's Class B Common Stock issued or issuable to Physician's Insurance Company of Ohio as of August 1, 1995, and such other warrants as the Board of Directors shall determine by majority vote.

                          (v) At such time as all Class B Common Stock shall have been converted to Class A Common Stock, no additional Class B Common Stock shall be issued and all Class A Common Stock shall become common stock of the Corporation without further designation and all provisions herein relating separately to Class B Common Stock shall have no further force and effect." and further

         RESOLVED, that Article IV be further amended by adding in subparagraph 6 (formerly designated subparagraph 5) at the beginning thereof, the phrase "Subject to subparagraph 1, above,"; and further

         RESOLVED, that the officers of the Corporation be, and they hereby are, authorized and directed to do any and all things, and execute, deliver or file any and all agreements, certificates and other documents as shall be necessary, convenient or appropriate to carry out the intent of the foregoing resolutions.

                               RESOURCE AMERICA, INC.

          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
   P
        COMPANY FOR THE SPECIAL MEETING OF STOCKHOLDERS OCTOBER 16, 1995

   R
         The undersigned hereby constitutes and appoints Edward E. Cohen and Michael L. Staines, or either of them, his true and lawful attorney and Proxy with full power of substitution in each, to vote all shares
   O of the Company which the undersigned would be entitled to vote if personally present at the special meeting of stockholders of the Company, to be held at the executive offices of the Company at 1521 Locust Street, Philadelphia, Pennsylvania, at 9:00 a.m. on Monday,
   X October 16, 1995, and at any adjournments or postponements thereof, provided that said attorneys and Proxies are authorized and directed to vote as indicated on the reverse side hereof with respect to item 1 and 2, below, and otherwise as indicated in item 3, below.
   Y

         1. Proposal to amend the Company's Certificate of Incorporation to effect        (change of address)
            a division of the Company's Common Stock into Class A Common Stock and      ___________________________________________
            Class B Common Stock, with currently outstanding Common Stock being         ___________________________________________
            designated as Class A Common Stock.                                         ___________________________________________
         2. Proposal to amend the Company's existing 1989 Key Employee Stock            ___________________________________________
            Option Plan to increase the number of shares reserved for issuance           (If you have written in the above space,
            thereunder to 140,000 shares.                                                please mark the corresponding box on the
         3. In their discretion, the Proxies are authorized to vote upon such            reverse side of this card.)
            other business as may properly come before the meeting or any
            adjournment thereof.                                                                            SEE REVERSE
                                                                                                                SIDE

    THIS PROXY, WHEN PROPERLY EXECUTED ON THE REVERSE SIDE, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF
    PROPOSAL 1 AND PROPOSAL 2.

       X   PLEASE MARK YOUR                                                SHARES IN YOUR NAME
           VOTES AS IN THIS
           EXAMPLE.


                                                               FOR       AGAINST     ABSTAIN
         1.  Division of Common Stock into Class A            /  /       /  /         /  /
             Common Stock and Class B Common Stock

         2.  Amend Stock Option Plan                          /  /       /  /         /  /
             to increase shares reserved to 140,000
                                                               FOR       AGAINST     ABSTAIN
         3.  Other business as may properly come before       /  /       /  /         /  /
             the meeting or any adjournment thereof

                                       Change
                                        of          /  /
                                       Address

                                       Attend      /  /
                                       Meeting

       SIGNATURE(S)____________________________________________ DATE__________

       SIGNATURE(S)____________________________________________ DATE__________
       NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.